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             FOURTH AMENDMENT TO SAVINGS AND PROFIT SHARING PLAN FOR
            EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1991)

     The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc. (As Amended and Restated Effective January 1, 1991) (the "Plan") is hereby amended as follows, effective January 1, 1997:

                                    ARTICLE 1

     Section 3.2 of the Plan is amended by modifying the last paragraph thereof to read in its entirety as follows:

          For purposes of determining the Eligibility Service of an individual who is an employee of First Interstate Bank of Wyoming, N.A., First Interstate Bank of Montana, N.A. or Mountain Bank on the date such organization first becomes an Affiliate, service previously completed by the individual as an employee of either such organization (including service for any affiliated or predecessor entity taken into account for eligibility purposes in a qualified pension or profit sharing plan maintained by such organization) shall be taken into account to the same extent as service completed for an Employer.

                                    ARTICLE 2

     Section 11.1 of the Plan is amended by adding the following sentence at the end of said Section:

          Provided, however, that should the Board fail to appoint a Committee as provided herein, or if at any time all the Committee seats are vacant due to resignation, death or removal of all Committee members, the Company shall constitute the "plan administrator" and named fiduciary and shall have all of the powers and duties herein otherwise conferred upon the Committee.


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                                    ARTICLE 3

     Section 11.11 of the Plan is amended by adding the following sentence at the end of said Section:

          The Company shall also indemnify each of its officers, directors and employees in the same manner as provided for members of the Committee, with respect to any responsibilities of the Committee, or of the Company if acting as plan administrator under Section 11.1, which have been delegated to or assumed by such individual.

                                    ARTICLE 4

     Except as modified herein, all provisions of the Plan shall remain in full force and effect.

     DATED this 16th day of January, 1997.


                                        FIRST INTERSTATE BANCSYSTEM OF MONTANA,
                                          INC.

                                        By: /s/ Terrill R. Moore
                                            ------------------------------------
                                            Its Secretary
                                                --------------------------------


                                                            "Employer"


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